                                                                      Exhibit 12

                             NORTEL NETWORKS LIMITED
  COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES
                           (MILLIONS OF U.S. DOLLARS)

                                                                                    YEAR ENDED DECEMBER 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                    2000         1999         1998        1997*         1996*
-------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations
  before income taxes as reported in the
  consolidated statements of operations                             329.0        346.0        (73.0)     1,093.0         769.0

Add (deduct)
  Interest expense        - long-term debt                           86.0         93.0        107.0        119.0         108.0
                          - other                                    83.0         71.0        115.0         38.0          53.0

  Interest expense of finance subsidiaries                              -            -            -          1.9           3.5

  Unconsolidated Subs                                                   -            -            -          2.7           2.9
  1/3 of rental expense on operating leases
     deemed to be interest expense                                  225.0        185.0        143.0         87.9          79.3

  Amortized premiums, discounts and
      capitalized expenses related to indebtedness                    1.0          1.0          1.0          1.1           1.5

  Minority Interest                                                  55.0         (1.0)       (15.0)        25.3          19.0

  Undistributed earnings of less than
      50% owned associated companies                                 37.3        (38.3)        74.6         54.0          64.0
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) as adjusted                                           816.3        656.7        352.6      1,422.9       1,100.2
===============================================================================================================================

Fixed charges:
  Interest expense        - long-term debt                           86.0         93.0        107.0        119.0         108.0
                          - other                                    83.0         71.0        115.0         38.0          53.0
  Interest expense of
      finance subsidiaries                                              -            -            -          1.9           3.5
  Unconsolidated Subs                                                   -            -            -          2.7           2.9
  1/3 of rental expense on operating leases
      deemed to be interest expense                                 225.0        185.0        143.0         87.9          79.3

  Amortized premiums, discounts and
      capitalized expenses related to indebtedness                    1.0          1.0          1.0          1.1           1.5
-------------------------------------------------------------------------------------------------------------------------------
                                                                    395.0        350.0        366.0        250.6         248.2
===============================================================================================================================
Ratio of earnings from continuing operations
  to fixed charges                                                    2.1          1.9           **          5.7           4.4
===============================================================================================================================

* The computations for the years ended December 31, 1997, and 1996 have not been restated to reflect discontinued operations.

** The earnings of Nortel Networks Corporation were inadequate to cover fixed charges for the year ended December 31, 1998 by $13.4.